  Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Six Months Ended
June 30, 2007

2901 Butterfield Road
Oak Brook, Illinois 60523
Telephone:  (630) 218-8000
Facsimile:  (630) 218-7357
www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Six Months Ended June 30, 2007

This supplemental financial information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could."  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company's filings on Form 10-K dated December 31, 2006 with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Stacy Feit, Financial Relations Board	Darryl Cater, Media Relations Coordinator
(312) 640-6779	(630) 218-8000 x4896
sfeit@frbir.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION

REPORTS 6.1% INCREASE IN FFO PER SHARE FOR SECOND QUARTER 2007

OAK BROOK, Ill. (August 6, 2007) – Inland Real Estate Corporation (NYSE: IRC) today announced financial results for the second quarter ended June 30, 2007.

Highlights

•

Funds from operations (FFO) of $23.0 million or $0.35 per share (basic and diluted) for the three months ended June 30, 2007, representing increases of 3.4% and 6.1%, respectively

•

Net income of $10.7 million or $0.16 per share (basic and diluted), for the three months ended June 30, 2007

•

Portfolio was 95.7% leased as of June 30, 2007, up 0.1% from last quarter

•

A total of 81 new and renewal leases were executed for the rental of 281,000 aggregate square feet during the quarter; new lease activity increased 37.7% over expiring rates

•

The Company acquired three assets and expanded its activity in development joint ventures during the quarter

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (REITs), for the three months ended June 30, 2007 was $23.0 million, an increase of 3.4% compared to $22.2 million for the three months ended June 30, 2006.  On a per share basis, FFO was $0.35 (basic and diluted) for the three months ended June 30, 2007, an increase of $0.02 or 6.1% over the three months ended June 30, 2006.  The increases in FFO and FFO per share are primarily due to increased other property income, which is comprised of lease termination fees, late fees and costs recovered on expenses directly related to specific tenants.

The Company reported that net income was $10.7 million for the three-months ended June 30, 2007, a decrease of 12.6% compared to net income of $12.2 million for the three months ended June 30, 2006.  On a per share basis, net income was $0.16 per share (basic and diluted) for the three months ended June 30, 2007, a decrease of 11.1% compared to $0.18 per share (basic and diluted) for the three months ended June 30, 2006.  Included in net income are gains on sale of property of $1.2 million or $0.02 per share and $2.3 million or $0.03 per share for the three months ended June 30, 2007 and 2006, respectively.  The decrease in net income is primarily due to greater gains on property sales during the second quarter last year compared to this year.

FFO increased $2.8 million or 6.2% to $47.2 million for the six months ended June 30, 2007.  On a per share basis, FFO increased by 9.1% or $0.06 to $0.72 from $0.66 for the year ago period.  Net income was $22.4 million for the six months ended June 30, 2007 an increase of $0.3 million or 1.3% compared to net income of $22.1 million for the six months ended June 30, 2006.  Net income per share was $0.34 (basic and diluted) for the six months ended June 30, 2007 an increase of $0.01 or 3.0%.  Included in net income are gains on sale of property of $1.2 million or $0.02 per share and $2.1 million or $0.03 per share for the six months ended June 30, 2007 and 2006, respectively.  The increases in net income and FFO for the six months ended June 30, 2007 over the year ago period are due primarily to the gains on sale of a joint venture interest and a non-operating property recorded in the first quarter 2007.  A reconciliation of FFO to net income and FFO per share to net income per share is provided at the end of this news release.

“We delivered consistent performance during the quarter and continued to focus on initiatives to drive company growth,” said Robert Parks, President and Chief Executive Officer of Inland Real Estate Corporation. “The 81 new and renewal leases executed, encompassing more than 281,000 square feet of retail space, surpassed both the first quarter and year ago levels.  We are also pleased with solid gains in funds from operations, both for the quarter and year-to-date.  Finally, our key acquisitions in core Midwest markets and ongoing joint venture initiatives are continuing to build the real estate platform and enhance shareholder value.”

Portfolio Performance
Total revenues increased 2.3% to $45.5 million for the three months ended June 30, 2007, from $44.5 million for the three months ended June 30, 2006.  For the six months ended June 30, 2007 total revenues increased $5.3 million or 6.1% to $93.2 million primarily due to additional property acquisitions.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three-month period during each year.  A total of 123 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.  Net operating income decreased $0.3 million or 1.1% to $29.2 million (excluding the impact of straight-line and intangible lease rent) on the same store portfolio for the three months ended June 30, 2007 from $29.5 million one year ago.  The quarterly decrease is primarily the result of increased nonrecoverable operating expenses.  Same store net operating income increased 0.3% (excluding the impact of straight-line and intangible lease rent) to $58.5 million for the six months ended June 30, 2007, compared to $58.3 million for the six months ended June 30, 2006.  This increase is primarily the result of increased other property income.  As of June 30, 2007, occupancy for the Company’s same store portfolio was 94.4%, compared to occupancy of 95.3% as of June 30, 2006.

EBITDA increased 5.6% to $37.3 million for the three months ended June 30, 2007, compared to $35.3 million for the three months ended June 30, 2006.  For the six months ended June 30, 2007, EBITDA increased 9.2% to $75.5 million from $69.1 million last year.  A definition and reconciliation of EBITDA to income from continuing operations is provided at the end of this news release.

Balance Sheet, Market Value and Liquidity
EBITDA coverage of interest expense was 2.6 times for the three months ended June 30, 2007, equal to the first quarter.  The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service and incur debt.

At June 30, 2007, the Company had an equity market capitalization of $1.1 billion and $1.1 billion of total debt outstanding (including the pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of $2.2 billion and a debt-to-total market capitalization of 49.5%.  Including the convertible notes, approximately 84% of this debt was fixed at a weighted average interest rate of 5.22%.  At June 30, 2007, the Company had $85 million outstanding on its unsecured line of credit, which the Company uses for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing
The Company reports that leasing activity remains strong throughout its portfolio.  For the three months ended June 30, 2007, the Company executed 30 new and 51 renewal leases, aggregating approximately 281,000 square feet.  The 30 new leases comprise approximately 114,000 square feet with an average rental rate of $22.40 per square foot, a 37.7% increase over the average expiring rate.  The 51 renewal leases comprise approximately 167,000 square feet with an average rental rate of $15.76 per square foot, a 12.4% increase over the average expiring rate.  The Company also signed 4 leases for 26,000 square feet of new, previously un-leased space.  As of June 30, 2007, the Company’s portfolio was 95.7% leased, compared to 95.9% leased as of June 30, 2006, and 95.6% leased as of March 31, 2007.

Acquisitions
During the second quarter, the Company acquired, all for its 1031 Exchange Tenant in Common joint venture with Inland Real Estate Exchange Corporation (IREX), the free-standing, 40,906 square foot Apria Healthcare facility in Schaumburg, Illinois for $8.2 million, the 60,930 square foot Delavan Crossing shopping center in Delavan, Wisconsin for $9.6 million and a free-standing, 61,712 square foot Rainbow Foods store in West St. Paul, Minnesota for $6.9 million.  Year-to-date acquisitions for this venture total $99.8 million.

Dispositions
For the quarter ended June 30, 2007, the Company sold Springhill Fashion Center in West Dundee, Illinois for approximately $9.3 million.  The proceeds were directed into a 1031 exchange escrow for future acquisitions.

Joint Venture Activity

During the quarter, the Company acquired for $11.9 million a development in Ft. Wayne, Indiana with Pine Tree Institutional Realty, LLC for the development of approximately 32 acres of land into 275,000 square feet of multi-tenant retail space plus out-parcels available for sale or ground lease. The Company also acquired a partnership interest in, and provided initial funding for, a development in Lakemoor, Illinois with Tucker Development Corporation for the development of approximately 74 acres of land into 500,000 square feet of multi-tenant retail space plus out-parcels available for sale or ground lease for approximately $27.5 million.

Dividends
In May, June and July, the Company paid monthly cash dividends to stockholders of $0.08167 per common share.  The annual dividend is $0.98 per share.

Guidance
The Company reiterates original guidance that FFO per common share (basic and diluted) for fiscal year 2007 will be in the range of $1.40 to $1.43.

Conference Call/Webcast
The Company will host a management conference call to discuss its financial results on Monday, August 6, 2007 at 2:00 p.m. CDT (3:00 p.m. EDT).  Hosting the conference call for the Company will be Robert Parks, President and Chief Executive Officer, Mark Zalatoris, Chief Operating Officer, Brett Brown, Chief Financial Officer and Scott Carr, President of Property Management. The conference call can be accessed by dialing 877-407-0782, or 201-689-8567 for international callers.  The Company recommends that participants dial in at least ten minutes prior to the scheduled start of the call.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 3:00 p.m. CDT (4:00 p.m. EDT) on August 6, 2007, and will be available until 12:00 midnight on Monday, August 13, 2007.  Interested parties can access the replay of the conference call by dialing 877-660-6853, or 201-612-7415 for international callers.  The replay passcode is Account # 286 and Conference ID # 248560.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 149 neighborhood, community, lifestyle and single-tenant retail centers located primarily in the Midwestern United States, with aggregate leasable space of approximately 14.4 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three-months ended June 30, 2007, is available at www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 20066.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
June 30, 2007 and December 31, 2006
(In thousands except per share data)

Assets

	June 30, 2007 (unaudited)	December 31, 2006
Investment properties:
Land	$342,228	337,896
Construction in progress	809	434
Building and improvements	998,722	926,014

	1,341,759	1,264,344
Less accumulated depreciation	234,046	218,808

Net investment properties	1,107,713	1,045,536

Cash and cash equivalents	12,468	27,569
Investment in securities (net of an unrealized loss of $831 and $546 at June 30, 2007 and December 31, 2006, respectively)	15,748	16,777
Restricted cash	9,340	4,044
Accounts and rents receivable (net of provision for doubtful accounts of $1,190 and $1,990 at June 30, 2007 and December 31, 2006, respectively)	40,295	33,668
Mortgages receivable	29,657	27,848
Investment in and advances to unconsolidated joint ventures	104,220	74,890
Deposits and other assets	4,340	3,864
Acquired above market lease intangibles (net of accumulated amortization of $2,634 and $2,450 at June 30, 2007 and December 31, 2006, respectively)	2,776	3,118
Acquired in-place lease intangibles (net of accumulated amortization of $8,178 and $6,534 at June 30, 2007 and December 31, 2006, respectively)	31,508	21,102
Leasing fees (net of accumulated amortization of $1,762 and $1,572 at June 30, 2007 and December 31,2006, respectively)	3,541	3,378
Loan fees (net of accumulated amortization of $4,614 and $4,107 at June 30, 2007 and December 31, 2006, respectively)	6,885	7,367

Total assets	$1,368,491	1,269,161

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets (continued)
June 30, 2007 and December 31, 2006
(In thousands except per share data)

Liabilities and Stockholders' Equity

	June 30, 2007 (unaudited)	December 31, 2006
Liabilities:
Accounts payable and accrued expenses	$4,607	5,558
Acquired below market lease intangibles (net of accumulated amortization of $3,893 and $3,535 at June 30, 2007 and December 31, 2006, respectively)	4,023	4,537
Accrued interest	3,949	3,683
Accrued real estate taxes	24,392	24,425
Distributions payable	5,329	5,205
Security and other deposits	2,441	2,466
Mortgages payable	667,619	622,280
Line of credit	85,000	28,000
Convertible notes	180,000	180,000
Prepaid rents and unearned income	2,342	2,596
Other liabilities	14,291	10,363

Total liabilities	993,993	889,113

Commitments and contingencies

Minority interest	2,647	3,065

Stockholders' Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at June 30, 2007 and December 31, 2006	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 65,297 and 65,059 Shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	652	650
Additional paid-in capital (net of offering costs of $58,816)	609,603	605,133
Accumulated distributions in excess of net income	(237,573)	(228,254)
Accumulated other comprehensive loss	(831)	(546)

Total stockholders' equity	371,851	376,983

Total liabilities and stockholders' equity	$1,368,491	1,269,161

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and six months ended June 30, 2007 and 2006 (unaudited)
(In thousands except per share data)

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006
Revenues:
Rental income	$33,662	32,284	65,628	63,444
Tenant recoveries	10,747	12,013	25,612	23,977
Other property income	1,139	215	2,005	455

Total revenues	45,548	44,512	93,245	87,876

Expenses:
Property operating expenses	5,069	4,903	13,229	10,327
Real estate tax expense	7,928	8,016	16,120	16,231
Depreciation and amortization	11,040	9,963	21,084	20,454
General and administrative expenses	3,041	2,944	6,366	5,076

Total expenses	27,078	25,826	56,799	52,088

Operating income	18,470	18,686	36,446	35,788

Other income	1,329	1,031	2,689	2,160
Fee income from unconsolidated joint ventures	456	430	981	1,089
Gain on sale of investment properties	-	-	-	492
Gain on sale of joint venture interest	307	-	2,228	-
Gain on extinguishment of debt	319	-	319	-
Interest expense	(12,436)	(11,015)	(23,919)	(21,259)
Minority interest	(111)	(226)	(219)	(616)

Income before equity in earnings of unconsolidated joint ventures, income tax benefit (expense) of taxable REIT subsidiary and discontinued operations	8,334	8,906	18,525	17,654

Income tax benefit (expense) of taxable REIT subsidiary	10	-	(424)	(53)
Equity in earning of unconsolidated joint ventures	1,010	768	2,944	1,865

Income from continuing operations	9,354	9,674	21,045	19,466

Discontinued operations:
Income from discontinued operations (including gain on sale of investment properties of $1,223 and $2,329 for the three months ended June 30, 2007 and 2006, respectively and $1,223 and $2,134 for the six months ended June 30, 2007 and 2006)	1,351	2,568	1,353	2,652

Net income available to common stockholders	10,705	12,242	22,398	22,118

Other comprehensive income:
Unrealized gain (loss) on investment securities	127	(212)	(285)	(411)

Comprehensive income	$10,832	12,030	22,113	21,707

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and six months ended June 30, 2007 and 2006 (unaudited)
(In thousands except per share data)

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.14	0.14	0.32	0.29
Discontinued operations	0.02	0.04	0.02	0.04

Net income available to common stockholders per weighted average common share – basic and diluted	$0.16	0.18	0.34	0.33

Weighted average number of common shares outstanding – basic	65,178	67,574	65,109	67,527

Weighted average number of common shares outstanding – diluted	65,248	67,643	65,179	67,595

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Net income available to common stockholders (1)	$10,705	12,242	22,398	22,118
Gain on sale of investment properties, net of minority interest	(1,223)	(2,329)	(1,223)	(2,391)
Gain on non-operating property, net of minority interest (2)	-	-	-	157
Equity in depreciation of unconsolidated joint ventures	2,490	2,392	4,952	4,162
Amortization on in-place lease intangibles	946	765	1,644	1,497
Amortization on leasing commissions	194	177	362	373
Depreciation, net of minority interest	9,845	8,952	19,020	18,485

Funds From Operations	$22,957	22,199	47,153	44,401

Net income available to common stockholders per weighted average common share – basic and diluted	$0.16	0.18	0.34	0.33

Funds From Operations, per common share – basic and diluted	$0.35	0.33	0.72	0.66

Weighted average number of common shares outstanding, basic	65,178	67,574	65,109	67,527

Weighted average number of common shares outstanding, diluted	65,248	67,643	65,179	67,595

(1)

Includes gain on sale of joint venture interest of $2,228 in 2007.

(2)

For 2007, included in net income is gain on sale of non-operating property of $706, net of tax through one of the Company's unconsolidated development joint ventures.

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Income from continuing operations	$9,354	9,674	21,045	19,466
Gain on non-operating property (a)	-	-	-	(492)
Income tax benefit (expense) of taxable REIT subsidiary	(10)	-	424	53
Income from discontinued operations	128	239	130	518
Interest expense	12,436	11,015	23,919	21,259
Interest expense associated with discontinued operations	33	108	131	241
Interest expense associated with unconsolidated joint ventures	1,770	1,743	3,675	3,136
Depreciation and amortization	11,040	9,963	21,084	20,454
Depreciation and amortization associated with discontinued operations	27	147	106	334
Depreciation and amortization associated with unconsolidated joint ventures	2,490	2,392	4,952	4,162

EBITDA	$37,268	35,281	75,466	69,131

Total Interest Expense	$14,239	12,866	27,725	24,636

EBITDA: Interest Expense Coverage Ratio	2.6x	2.7x	2.7x	2.8x

(a)

For 2007, this includes gain on sale of non-operating property through one of the Company's unconsolidated development joint ventures, which is included in equity in earnings from unconsolidated joint ventures on the accompanying consolidated statements of operations.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2007 and 2006
(In thousands except per share and square footage data)

Financial Highlights (1)	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Total revenues	$45,548	44,512	93,245	87,876

Net Income available to common stockholders (1)	$10,705	12,242	22,398	22,118
Gain on sale of investment properties, net of minority interest	(1,223)	(2,329)	(1,223)	(2,391)
Gain on non-operating property, net of minority interest (2)	-	-	-	157
Equity in depreciation of unconsolidated ventures	2,490	2,392	4,952	4,162
Amortization on in-place leases intangibles	946	765	1,644	1,497
Amortization on leasing commissions	194	177	362	373
Depreciation, net of minority interest	9,845	8,952	19,020	18,485
Funds From Operations	$22,957	22,199	47,153	44,401

Net income available to common stockholders per weighted average common share – basic and diluted	$0.16	0.18	0.34	0.33

Funds From Operations per weighted average common share – basic and diluted	$0.35	0.33	0.72	0.66

Distributions Declared	$15,982	16,219	31,717	32,435
Distributions Per Common Share	$0.24	0.24	0.49	0.48
Distributions / Funds From Operations Payout Ratio	69.6%	73.1%	67.3%	73.1%
Weighted Average Commons Shares Outstanding, Diluted	65,248	67,643	65,179	67,595

	As of June 30, 2007	As of June 30, 2006

Total Assets	$1,368,491	1,259,486

General and Administrative Expenses	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

General and Administrative Expenses (G&A)	$3,041	2,944	6,366	5,076
G&A Expenses as a Percentage of Total Revenue	6.7%	6.6%	6.8%	5.8%
Annualized G&A Expenses as a Percentage of Total Assets	0.89%	0.93%	0.93%	0.81%

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2007 and 2006
(In thousands except per share and square footage data)

Net Operating Income	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Net Operating Income (NOI) (Cash basis)	$32,252	31,398	63,494	61,230
Same Store Net Operating Income (Cash basis)	$29,175	29,510	58,450	58,256
Same Store NOI Percentage Increase Over Prior Year Period	-1.1%		0.3%

Occupancy (3)	As of June 30, 2007	As of June 30, 2006

Leased Occupancy	95.7%	95.9%
Financial Occupancy	94.6%	95.7%
Same Store Financial Occupancy	94.4%	95.3%

Capitalization	As of June 30, 2007	As of June 30, 2006

Total Shares Outstanding	65,297	67,673
Closing Price Per Share	$16.98	14.88
Equity Market Capitalization	$1,108,743	1,006,974
Total Debt (4)	1,087,093	887,155
Total Market Capitalization	$2,195,836	1,894,129

Debt to Total Market Capitalization	49.5%	46.8%

(1)

See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

(2)

Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of intangible leases, interest, depreciation, amortization, bad debt and general and administrative expenses.

(3)

Includes properties held in unconsolidated joint ventures.

(4)

Includes pro-rata share of unconsolidated joint venture debt.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2007 and 2006
(In thousands except per share and square footage data)

Funds From Operations and Other Information

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Net income available to common stockholders (1)	$10,705	12,242	22,398	22,118
Gain on sale of investment properties, net of minority interest	(1,223)	(2,329)	(1,223)	(2,391)
Gain on non-operating property, net of minority interest (2)	-	-	-	157
Equity in depreciation of unconsolidated ventures	2,490	2,392	4,952	4,162
Amortization on in-place lease intangibles	946	765	1,644	1,497
Amortization on leasing commissions	194	177	362	373
Depreciation, net of minority interest	9,845	8,952	19,020	18,485
Funds From Operations	$22,957	22,199	47,153	44,401
Net income available to common stockholders per common share – diluted	$0.16	0.18	0.34	0.33
Funds From Operations per common share – diluted	$0.35	0.33	0.72	0.66
Weighted average number of common shares outstanding – diluted	65,248	67,643	65,179	67,595

Additional Information
Straight-line rents	$641	233	784	265
Amortization of above and below market rents	87	169	172	343
Amortization of deferred financing fees	523	355	1,036	693
Stock based compensation expense	80	53	218	118

Capital Expenditures
Maintenance / non-revenue generating cap ex
Building / Site improvements	$2,709	209	3,450	370
Non-maintenance / revenue generating cap ex
Tenant improvements	1,378	5,506	4,965	8,548
Leasing commissions	249	688	555	921

(1)

Includes gain on sale of joint venture interest of $2,228 in 2007.

(2)

For 2007, included in net income is gain on sale of non-operating property of $706, net of tax through one of the Company's unconsolidated development joint ventures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2007 and 2006

(In thousands except per share and square footage data)

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Income from continuing operations	$9,354	9,674	21,045	19,466
Gain on non-operating property (a)	-	-	-	(492)
Income tax benefit (expense) of taxable REIT subsidiary	(10)	-	424	53
Income from discontinued operations	128	239	130	518
Interest expense	12,436	11,015	23,919	21,259
Interest expense associated with discontinued operations	33	108	131	241
Interest expense associated with unconsolidated ventures	1,770	1,743	3,675	3,136
Depreciation and amortization	11,040	9,963	21,084	20,454
Depreciation and amortization associated with discontinued operations	27	147	106	334
Depreciation and amortization associated with unconsolidated ventures	2,490	2,392	4,952	4,162

EBITDA	$37,268	35,281	75,466	69,131

Total Interest Expense	$14,239	12,866	27,725	24,636

EBITDA: Interest Expense Coverage Ratio	2.6x	2.7x	2.7x	2.8x

(a)

For 2007, this includes gain on sale of non-operating property through one of the Company's unconsolidated development joint ventures, which is included in equity in earnings from unconsolidated joint ventures on the accompanying consolidated statements of operations.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007
(In thousands except per share and square footage data)

Debt Schedule

The Company's mortgages payable are secured by certain of its investment properties and consist of the following at June 30, 2007:

Fixed rate debt
Mortgagee	Interest Rate at June 30, 2007	Maturity Date	Balance at June 30, 2007	Percent of Total Debt
Allstate	5.27%	11/2012	$12,500	1.34%
Allstate	5.27%	12/2012	18,000	1.93%
Allstate	5.87%	09/2009	6,000	0.64%
Allstate	4.65%	01/2010	22,500	2.41%
Allstate (a)	9.25%	12/2009	3,835	0.41%
Allstate	5.19%	08/2012	36,200	3.88%
Archon Financial	4.88%	01/2011	30,720	3.29%
Bank of America	5.01%	10/2010	6,185	0.66%
Bank of America	4.11%	06/2011	5,510	0.59%
Bank of America	5.46%	04/2017	6,060	0.66%
Bank of America	5.54%	07/2017	5,775	0.62%
Capmark	4.88%	11/2011	9,250	0.99%
Capmark	5.02%	08/2011	8,800	0.94%
Fifth Third Bank	4.70%	10/2010	12,380	1.33%
GEMSA	6.75%	06/2008	4,625	0.51%
John Hancock Life Insurance (a)	7.65%	01/2018	11,923	1.28%
Key Bank	7.00%	11/2008	25,000	2.69%
Key Bank	5.00%	10/2010	7,500	0.80%
LaSalle Bank N.A.	5.52%	04/2010	13,550	1.45%
LaSalle Bank N.A. (b)	4.86%	08/2007	14,326	1.54%
LaSalle Bank N.A.	4.88%	11/2011	12,500	1.34%
Metlife Insurance Company	4.71%	12/2010	20,100	2.16%
Midland Loan Serv. (a) (b)	7.79%	10/2007	13,155	1.41%
Midland Loan Serv. (a)	7.86%	01/2008	4,602	0.49%
Midland Loan Serv (a)	5.17%	04/2014	18,135	1.94%
Nomura Credit	5.60%	04/2017	39,000	4.18%
Principal Life Insurance	5.96%	12/2008	11,000	1.18%
Principal Life Insurance	5.25%	10/2009	7,400	0.79%
Principal Life Insurance	3.99%	06/2010	32,930	3.53%
Principal Life Insurance	5.05%	01/2014	16,250	1.74%
Principal Real Estate	5.05%	04/2014	8,750	0.94%
Wachovia Securities	6.36%	10/2008	54,600	5.85%
Wells Fargo (b)	6.03%	07/2007	13,600	1.46%
Wells Fargo	6.60%	03/2009	8,000	0.87%
Wells Fargo	5.01%	04/2010	15,300	1.64%
Wells Fargo	5.14%	04/2010	11,125	1.19%
Wells Fargo	5.17%	04/2010	23,690	2.54%
Wells Fargo	4.11%	06/2011	33,220	3.56%
Wells Fargo	5.01%	10/2010	1,700	0.18%

Total/Weighted Average Fixed Rate Secured	5.40%		$605,696	64.95%

Convertible Notes	4.625%	11/2026	180,000	19.30%

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007
(In thousands except per share and square footage data)

Total/Weighted Average Fixed Rate	5.22%	785,696	84.25%

Variable rate debt
Mortgagee	Interest Rate at June 30, 2007	Maturity Date	Balance at June 30, 2007	Percent of Total Debt

LaSalle Bank N.A.	6.22%	12/2010	$7,833	0.84%
LaSalle Bank N.A.	6.72%	04/2010	2,468	0.26%
LaSalle Bank N.A.	6.72%	06/2010	2,732	0.29%
LaSalle Bank N.A.	6.72%	06/2010	2,255	0.24%
LaSalle Bank N.A.	6.72%	04/2010	2,400	0.26%
LaSalle Bank N.A. (b)	7.12%	08/2007	14,055	1.51%
LaSalle Bank N.A. (b)	7.12%	12/2007	8,948	0.96%
LaSalle Bank N.A.	6.75%	07/2010	10,654	1.14%
LaSalle Bank N.A.	4.03%	12/2014	6,200	0.66%
LaSalle Bank N.A. (b)	6.72%	08/2007	4,378	0.47%

Total/Weighted Average Variable Rate Secured	6.54%		61,923	6.64%

KeyBank	6.83%	04/2008	85,000	9.11%

Total/Weighted Average Variable Rate	6.71%		146,923	15.75%

Total/Weighted Average Debt	5.46%		$932,619	100.00%

(a)	These loans require payments of principal and interest monthly; all other loans listed are interest only.

(b)

Approximately $68,462 of the Company's mortgages payable mature during 2007.  The Company intends to replace these loans with new debt for terms of five years or longer at the market interest rate at the time the existing debt matures.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007
(In thousands except per share and square footage data)

Top Ten Tenants (1)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	16	$10,681	6.03%	1,032,112	7.07%
Dominick's Finer Foods	9	7,027	3.97%	598,984	4.10%
TJX Companies, Inc, (2)	15	4,256	2.40%	487,671	3.34%
FMC Technologies	1	4,160	2.35%	462,717	3.17%
Roundy’s	7	4,333	2.45%	441,347	3.02%
K Mart	4	1,434	0.81%	372,922	2.55%
PetsMart	11	3,452	1.95%	267,138	1.83%
Kohl’s	3	2,102	1.19%	257,832	1.77%
Kroger	4	1,794	1.01%	235,687	1.61%
Wickes Furniture	5	2,165	1.22%	204,168	1.40%

Total		$41,404	23.38%	4,360,578	29.86%

(1)

Includes 100% of tenants in properties of unconsolidated joint ventures.

(2)

Includes TJ Maxx, Marshall’s, and A.J. Wright Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

(In thousands except per share and square footage data)

Lease Expiration Analysis

				Annualized Base Rent in Place at March 31, 2007
	Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)
ALL ANCHOR LEASES (1)

1	M-T-M	2	35,606	0.26%	$178	0.09%	$5.00
2	2007	3	55,236	0.41%	672	0.34%	12.16
3	2008	25	641,722	4.76%	5,862	3.00%	9.13
4	2009	23	675,920	5.01%	5,821	2.97%	8.61
5	2010	18	533,096	3.95%	4,697	2.40%	8.81
6	2011	27	828,830	6.15%	8,890	4.54%	10.73
7	2012	28	708,193	5.25%	10,139	5.18%	14.32
8	2013	19	481,581	3.57%	7,855	4.01%	16.31
9	2014	24	795,633	5.90%	12,257	6.26%	15.41
10	2015	20	545,282	4.04%	7,237	3.70%	13.27
11	2016+	83	4,448,607	32.99%	57,666	29.47%	12.96

TOTAL/WEIGHTED AVERAGE		272	9,749,706	72.31%	$121,274	61.96%	$12.44

ALL NON-ANCHOR LEASES (1)
1	M-T-M	35	88,081	0.65%	$1,222	0.62%	$13.88
2	2007	64	131,783	0.98%	2,346	1.20%	17.80
3	2008	244	659,843	4.89%	10,941	5.59%	16.58
4	2009	256	608,558	4.51%	11,117	5.68%	18.27
5	2010	214	536,910	3.98%	10,994	5.62%	20.48
6	2011	152	453,188	3.36%	8,028	4.10%	17.71
7	2012	180	476,510	3.53%	9,239	4.72%	19.39
8	2013	43	153,542	1.14%	3,611	1.85%	23.52
9	2014	42	160,154	1.19%	3,707	1.89%	23.14
10	2015	46	180,560	1.34%	4,608	2.35%	25.52
11	2016+	63	283,870	2.11%	8,614	4.40%	30.35

TOTAL/WEIGHTED AVERAGE		1,339	3,732,999	27.69%	$74,427	38.04%	$19.94

ALL LEASES
1	M-T-M	37	123,687	0.92%	$1,400	0.72%	$11.32
2	2007	67	187,019	1.39%	3,018	1.55%	16.14
3	2008	269	1,301,565	9.65%	16,803	8.59%	12.91
4	2009	279	1,284,478	9.52%	16,938	8.65%	13.19
5	2010	232	1,070,006	7.94%	15,691	8.02%	14.66
6	2011	179	1,282,018	9.51%	16,918	8.65%	13.20
7	2012	208	1,184,703	8.79%	19,378	9.90%	16.36
8	2013	62	635,123	4.71%	11,466	5.86%	18.05
9	2014	66	955,787	7.09%	15,964	8.16%	16.70
10	2015	66	725,842	5.38%	11,845	6.05%	16.32
11	2016+	146	4,732,477	35.10%	66,280	33.87%	14.01

TOTAL/WEIGHTED AVERAGE		1,611	13,482,705	100.00%	$195,701	100.00%	$14.51

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in place at report date are calculated as follows:  annualized current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2007

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

New Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2007	21	49,725	$668	$957	$289	43.3%
per square foot			$13.43	$19.25	$5.82

2Q2007	30	114,037	1,855	2,554	699	37.7%
per square foot			16.27	22.40	6.13

2007 Total	51	163,762	$2,523	3,511	$988	39.2%
per square foot			$15.41	21.44	$6.03

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2007	52	139,415	$2,102	$2,567	$465	22.1%
per square foot			$15.08	$18.41	$3.34

2Q2007	51	167,428	2,348	2,639	291	12.4%
per square foot			14.02	15.76	1.74

2007 Total	103	306,843	$4,450	$5,206	$756	17.0%
per square foot			$14.50	$16.97	$2.46

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2007	6	51,342	$-	$839
per square foot			$-	$16.34

2Q2007	4	26,040	-	550
per square foot			-	21.12

2007 Total	10	77,382	$-	$1,389
per square foot			$-	$17.95

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended June 30, 2007

 (In thousands except per share and square footage data)

2nd Quarter 2007 Leasing Activity (1)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	27	3	30
Gross Leasable Area (Sq.Ft.)	66,744	47,293	114,037
Base Rent/Sq.Ft. ($/Sq.Ft.)	$20.41	25.22	22.40

Renewals	Non- Anchors	Anchors	Total

Number of Leases	45	6	51
Gross Leasable Area (Sq.Ft.)	93,779	73,649	167,428
Base Rent/Sq.Ft. ($/Sq.Ft.)	$18.82	11.86	15.76

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	3	1	4
Gross Leasable Area (Sq.Ft.)	6,040	20,000	26,040
Base Rent/Sq.Ft. ($/Sq.Ft.)	$21.46	21.00	21.11

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	75	10	85
Gross Leasable Area (Sq.Ft.)	166,563	140,942	307,505
Base Rent/Sq.Ft. ($/Sq.Ft.)	$19.55	17.64	18.68

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information

For the three and six months ended June 30, 2007 and 2006
(In thousands except per share and square footage data)

Same Store Net Operating Income Analysis

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and six months ended June 30, 2007 and 2006, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, lease termination income, interest, depreciation, amortization, bad debt and general and administrative expenses.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and six months ended June 30, 2007 and 2006.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, income from operations.

	Three months ended June 30, 2007	Three months ended June 30, 2006	% Increase -Decreased	Six months ended June 30, 2007	Six months ended June 30, 2006	% Increase -Decreased
Rental income and tenant recoveries:
"Same store" investment properties,123 properties
Rental income	$29,868	30,042	-0.6%	59,763	59,731	0.4%
Tenant recovery income	10,434	11,509	-9.3%	24,608	23,107	6.5%
Other property income	1,079	213	406.6%	1,941	450	331.3%
"Other investment properties
Rental income	3,065	1,839		4,910	3,105
Tenant recovery income	313	505		1,004	870
Other property income	61	2		63	5

Total rental income and tenant recoveries	$44,820	44,110		92,289	87,268

Property operating expenses:
"Same store" investment properties, 123 properties
Property operating expenses	$4,507	4,501	0.1%	12,317	9,339	31.9%
Real estate tax expense	7,699	7,753	-0.7%	15,545	15,693	-0.9%
"Other investment properties"
Property operating expenses	133	195		358	469
Real estate tax expense	229	263		575	537

Total property operating expenses	$12,568	12,712		28,795	26,038

Property net operating income
"Same store" investment properties	$29,175	29,510	-1.1%	58,450	58,256	0.3%
"Other investment properties"	3,077	1,888	130.5%	5,044	2,974	108.3%

Total property net operating income	$32,252	31,398		63,494	61,230

Other income:
Straight-line income	641	233		784	265
Amortization of lease intangibles	87	169		172	343
Other income	1,329	1,031		2,689	2,160
Fee income from unconsolidated joint ventures	456	430		981	1,089
Gain on sale of investment properties	-	-		-	492
Gain on extinguishment of debt	319	-		319	-
Gain on sale of joint venture interest	307	-		2,228	-

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiary	10	-		(424)	(53)
Bad debt expense	(429)	(207)		(554)	(520)
Depreciation and amortization	(11,040)	(9,963)		(21,084)	(20,454)
General and administrative expenses	(3,041)	(2,944)		(6,366)	(5,076)
Interest expense	(12,436)	(11,015)		(23,919)	(21,259)
Minority interest	(111)	(226)		(219)	(616)
Equity in earnings of unconsolidated ventures	1,010	768		2,944	1,865
Income from continuing operations	$9,354	9,674		21,045	19,466

Inland Real Estate Corporation
Supplemental Financial Information
For the six months ended June 30, 2007
(In thousands except per share and square footage data)

Property Acquisitions

Date	Property	City	State	GLA Sq.Ft.	Purchase Price	Cap Rate	Financial Occupancy	Anchors	Year Built / Renovated

01/30/07	Best Buy (1)	Burbank	IL	71,113	$10,100	6.79%	100%	Best Buy	1988

03/29/07	FMC Technologies (1)	Houston	TX	462,717	65,000	6.40%	100%	FMC	1970/2006

05/01/07	Delavan Crossing (1)	Delavan	WI	60,930	9,625	6.91%	100%	PetsMart, MC Sports & Staples	2006

05/02/07	Apria Healthcare (1)	Schaumburg	IL	40,906	8,200	7.60%	100%	Apria	2000

05/18/07	Rainbow Foods (1)	West St. Paul	MN	61,712	6,850	6.85%	100%	Rainbow Foods	1982/2005

				697,378	$99,775

Development Property Acquisitions

Date	Property	City	State	Approx. Acres	Purchase Price

02/23/07	Tuscany Village (2)	Clermont	FL	53	$12,326

04/02/07	Gateway Crossings (3)	Ft. Wayne	IN	32	11,945

05/14/07	Shops at Lakemoor Land (4)	Lakemoor	IL	74	27,545

				159	$51,816

Property Dispositions

Date	Property	City	State	GLA Sq. Ft.	Sale Price	Gain/Loss on Sale

05/11/07	Springhill Fashion Center	West Dundee	IL	125,198	$9,312	$1,223

04/27/07	Honey Creek Commons (5)	Terra Haute	IN	179,100	26,416	172

				304,298	$35,728	$1,395

(1)

The property was acquired through our joint venture with IREX.

(2)

The land was acquired with our development partner, Paradise Development Group, Inc.

(3)

The land was acquired with our development partner, Pine Tree Institutional Realty, LLC

(4)

The land was acquired with our development partner, Tucker Development Corporation.

(5)

This land was contributed to our joint venture with IREX and the gain shown relates to our contribution of the property to the joint venture. The gain is included in equity from earnings of unconsolidated joint ventures on the accompanying consolidated statements of operations.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures

Venture with New York State Teachers’ Retirement System

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

12/03/04	IN Retail Fund, LLC	Cobbler Crossing	Elgin	IL	102,643	50.0%	$2,107	$4,100
12/03/04	IN Retail Fund, LLC	Shoppes at Mill Creek	Palos Park	IL	102,422	50.0%	2,857	4,255
12/03/04	IN Retail Fund, LLC	Woodfield Commons	Schaumburg	IL	207,452	50.0%	8,031	8,750
12/03/04	IN Retail Fund, LLC	Marketplace at Six Corners	Chicago	IL	117,000	50.0%	5,108	5,900
12/03/04	IN Retail Fund, LLC	Chatham Ridge	Chicago	IL	175,754	50.0%	5,967	7,500
12/23/04	IN Retail Fund, LLC	Randall Square	Geneva	IL	216,485	50.0%	9,037	8,250
04/01/05	IN Retail Fund, LLC	Thatcher Woods	River Grove	IL	193,313	50.0%	6,937	5,100
06/01/05	IN Retail Fund, LLC	Forest Lake Marketplace	Forest Lake	MN	93,853	50.0%	4,600	3,294
06/30/05	IN Retail Fund, LLC	Orland Park Place	Orland Park	IL	599,664	50.0%	(700)	17,052
09/01/05	IN Retail Fund, LLC	Mapleview Shopping Center	Grayslake	IL	114,914	50.0%	67	7,177
09/01/05	IN Retail Fund, LLC	Regal Showplace	Crystal Lake	IL	88,400	50.0%	86	4,913
02/15/06	IN Retail Fund, LLC	Algonquin Commons	Algonquin	IL	562,218	50.0%	10,446	48,004
09/07/06	IN Retail Fund, LLC	Greentree	Caledonia	WI	169,268	50.0%	4,253	3,300
09/07/06	IN Retail Fund, LLC	Ravinia Plaza	Orland Park	IL	101,384	50.0%	3,307	5,876

					2,844,770		$62,103	$133,471

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Allstate	5.21% Fixed	May 2012	$8,200
Allstate	5.63% Fixed	March 2011	8,510
Allstate	4.84% Fixed	December 2009	11,800
Archon	4.35% Fixed	December 2007	6,589
Capstone	5.45% Fixed	November 2014	75,490
Capstone	5.24% Fixed	November 2014	20,518
Midland Loan Servicing	4.94% Fixed	April 2012	17,500
Midland Loan Servicing	4.94% Fixed	April 2012	15,000
Principal	5.57% Fixed	October 2012	10,200
Principal	5.29% Fixed	December 2012	6,600
Principal	6.08% Fixed	October 2013	11,751
Prudential	5.35% Fixed	December 2011	16,500
Wachovia Securities	5.58% Fixed	April 2013	13,733
Wachovia Securities	5.66% Fixed	April 2013	2,691
Wachovia Securities	5.93% Fixed	April 2013	7,756
Wachovia Securities	7.56% Fixed	July 2011	34,103

Total / Weighted Average	5.61%		$266,941

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with TMK Development

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

01/5/06	TMK/Inland Aurora	Under Development	Aurora	IL	15 Acres	40.0%	$2,571	$-

Development Joint Venture with North American Real Estate

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

06/06/06	NARE/Inland North Aurora	Under Development	North Aurora	IL	31 Acres	45.0%	$1,750	$8,040
08/30/06	NARE/Inland North Aurora	Under Development	North Aurora	IL	26 Acres	45.0%	2,202	3,237

					57 Acres		$3,952	11,277

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	7.42% Variable	June 2008	$17,867
La Salle	7.57% Variable	August 2007	7,194

Total / Weighted Average	7.50%		$25,061

Development Joint Venture with Paradise Group

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

02/23/07	Paradise/IRC	Tuscany Village	Clermont	FL	53 Acres	15.0%	$5,229	$1,306

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

LaSalle Bank N.A.	7.57% Variable	October 2007	$8,706

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with Pine Tree Institutional Realty LLC

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

04/2/07	PTI Ft. Wayne, LLC	Gateway Crossings	Ft. Wayne	IN	32 Acres	85%	$2,519	$8,420

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	7.12% Variable	March 2009	$9,906

Development Joint Venture with Tucker Development Corporation

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

5/12/07	TDC Inland Lakemoor	Shops at Lakemoor	Lakemoor	IL	74 Acres	48%	$27,401	$-

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Balance Sheets

	June 30, 2007	December 31, 2006

Balance Sheet:

Assets:
Cash	$8,327	8,187
Investment in real estate, net	411,147	477,572
Construction in progress	87,964	1,177
Acquired lease intangibles, net	54,026	61,972
Accounts and rents receivable	11,375	9,447
Restricted cash	3,665	5,939
Leasing commissions, net	847	634
Loan fees, net	968	1,697
Other assets	250	2,207

Total assets	$578,569	568,832

Liabilities:
Accounts payable and accrued expenses	$188	996
Acquired lease intangibles, net	8,454	9,223
Accrued interest	1,203	1,328
Accrued real estate taxes	14,043	11,655
Security and other deposits	433	448
Mortgage payable	310,615	317,949
Prepaid rents and unearned income	1,477	1,127
Other liabilities	1,241	3,098

Total liabilities	337,654	345,824

Equity:
Inland	139,103	111,223
Other partners	101,812	111,785

Total equity	240,915	223,008

Total liabilities and equity	$578,569	568,832

Unconsolidated joint ventures had mortgages payable of $310,615 and $317,949 as of June 30, 2007 December 31, 2006, respectively.  The Company’s proportionate share of these loans was $154,474 and $152,990 as of June 30, 2007 and December 31, 2006, respectively.  As the debt is non-recourse, the Company is only liable up to its investment in the joint ventures.

Supplemental Financial Information
For the three and six months ended June 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Statements of Operations (unaudited)

	Three months ended June 30,2007	Three months ended June 30,2006	Six months ended June 30,2007	Six months ended June 30,2006
Revenues:
Rental income	$10,366	9,604	20,173	17,645
Tenant recoveries	5,250	4,124	10,198	7,631

Total revenues	15,616	13,728	30,371	25,276

Expenses:
Property operating expenses	2,110	1,727	4,721	3,276
Real estate tax expense	3,735	3,167	7,338	5,826
Bad debt expense	104	37	232	36
Depreciation and amortization	4,855	4,663	9,684	8,084

Total expenses	10,804	9,594	21,975	17,222

Operating income	4,812	4,134	8,396	8,054

Other income	360	64	2,591	544
Interest expense	(3,503)	(3,353)	(7,132)	(6,007)

Income from continuing operations	$1,669	845	3,855	2,591

IRC’s pro rata share	$1,155	766	2,381	1,945

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property List

As of June 30, 2007, we owned 135 investment properties, comprised of 31 single-user retail properties, 84 Neighborhood Retail Centers and 20 Community Centers.  These investment properties are located in the states of Florida (1), Illinois (83), Indiana (6), Michigan (1), Minnesota (29), Missouri (1), Nebraska (1), Ohio (3), Texas (1), Tennessee (1) and Wisconsin (8).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)
Single-User

Ameritech (Verizon) Joliet, IL	4,504	05/97	1995	100%	None

Apria Healthcare Schaumburg, IL	40,906	05/07	2000	100%	Apria Healthcare

Bally's Total Fitness St. Paul, MN	43,000	09/99	1998	100%	Bally's Total Fitness

Best Buy Burbank, IL	71,113	01/07	1988	100%	Best Buy

Carmax Schaumburg, IL	93,333	12/98	1998	100%	Carmax

Carmax Tinley Park, IL	94,518	12/98	1998	100%	Carmax

Circuit City Traverse City, MI	21,337	01/99	1998	100%	Circuit City (b)

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	Cub Foods

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	Cub Foods

Cub Foods Hutchinson, MN	60,208	01/03	1999	100%	Cub Foods (b)

Cub Foods Indianapolis, IN	67,541	03/99	1991	100%	Cub Foods (b)

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	Cub Foods

Disney Celebration, FL	166,131	07/02	1995	100%	Walt Disney World

Dominick's Countryside, IL	62,344	12/97	1975 / 2001	100%	Dominick's Finer Foods

Dominick's Glendale Heights, IL	68,879	09/97	1997	100%	Dominick's Finer Foods (b)

Dominick's Hammond, IN	71,313	05/99	1999	100%	Food 4 Less

Dominick's Schaumburg, IL	71,400	05/97	1996	100%	Dominick's Finer Foods

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Dominick's West Chicago, IL	78,158	01/98	1990	100%	Springbrook Market

Eckerd Drug Store Chattanooga, TN	10,908	05/02	1999	100%	Eckerd Drug Store

FMC Technologies Houston, TX	462,717	03/07	1970/2006	100%	FMC Technologies

Hollywood Video Hammond, IN	7,488	12/98	1998	100%	None

Home Goods Store Coon Rapids, MN	25,145	10/05	2005	100%	Home Goods

Michael's Coon Rapids, MN	24,240	07/02	2001	100%	Michael's

Petsmart Gurnee, IL	25,692	04/01	1997	100%	Petsmart

Pik 'N Save Waupauca, WI	63,780	03/06	2002	100%	Pic ‘N Save

Rainbow Foods West St. Paul, MN	61,712	05/07	1982/2005	100%	Rainbow Foods

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	None

Staples Freeport, IL	24,049	12/98	1998	100%	Staples

United Audio Center Schaumburg, IL	9,988	09/99	1998	100%	None

Walgreens Decatur, IL	13,500	01/95	1988	100%	Walgreens (b) (c)

Walgreens Jennings, MO	15,120	10/02	1996	100%	Walgreens (c)

Neighborhood Retail Centers

22nd Street Plaza Outlot Oakbrook Terrace, IL	10,047	11/97	1985/2004	99%	None

Apache Shoppes Rochester, MN	60,780	12/06	2005/2006	100%	Cost Plus World Market
					Linens ‘N Things
Aurora Commons Aurora, IL	126,908	01/97	1988	97%	Jewel Food Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Baytowne Shoppes/Square Champaign, IL	118,542	02/99	1993	100%	Staples
					Berean Bookstore
					Petsmart
					Famous Footwear
					Factory Card Outlet
Berwyn Plaza Berwyn, IL	18,138	05/98	1983	100%	Justice Produce

Big Lake Town Square Big Lake, MN	67,858	01/06	2005	100%	Coborn’s Super Store

Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	100%	Linens & Things
					Barnes & Noble
					Dress Barn
Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	93%	Buehler’s Food Markets

Burnsville Crossing Burnsville, MN	97,015	09/99	1989	92%	Schneiderman’s Furniture
					Petsmart
Butera Market Naperville, IL	67,632	03/95	1991	100%	Butera Finer Foods

Byerly's Burnsville Burnsville, MN	72,365	09/99	1988	96%	Byerly's Food Store
					Erik's Bike Shop
Caton Crossing Plainfield, IL	83,792	06/03	1998	96%	Strack & Van Til

Cliff Lake Center Eagan, MN	73,582	09/99	1988	93%	None

Deer Trace Kohler, WI	149,881	07/02	2000	98%	Elder Beerman
					TJ Maxx
					Michael's
					Dollar Tree
Deer Trace II Kohler, WI	24,410	08/04	2003/2004	100%	None

Delavan Crossing Delavan, WI	60,930	05/07	2006	100%	Petsmart
					MC Sports
					Staples
Downers Grove Market Downers Grove, IL	104,449	03/98	1998	100%	Dominick's Finer Foods

Eastgate Shopping Ctr Lombard, IL	131,601	07/98	1959 / 2000	83%	Schroeder's Ace Hardware
					Illinois State of Secretary
Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	97%	Knowlan's Super Market

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	100%	Walgreens (c)

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Fashion Square Skokie, IL	84,580	12/97	1984	100%	Cost Plus World Market
					Office Depot
Fashion Square II Skokie, IL	7,151	11/04	1984	100%	None

Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	Factory Card Outlet

Gateway Square Hinsdale, IL	40,170	03/99	1985	100%	None

Golf Road Shopping Center Niles, IL	26,109	04/97	1982	86%	None

Goodyear Montgomery, IL	12,903	09/95	1991	100%	None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	100%	None

Hartford Plaza Naperville, IL	43,762	09/95	1995	100%	The Tile Shop

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	82%	Dominick's Finer Foods

Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	83%	None

High Point Center Madison, WI	86,004	04/98	1984	70%	None

Homewood Plaza Homewood, IL	19,000	02/98	1993	100%	Office Depot

Iroquois Center Naperville, IL	140,981	12/97	1983	99%	Sears Logistics Services
					Planet Fitness
					Big Lots
					Xilin Association
Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	100%	Office Max

Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	97%	Food 4 Less

Mankato Heights Mankato, MN	139,916	04/03	2002	100%	TJ Maxx
					Michael’s
					Old Navy
					Pier One
					Famous Footwear
Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	91%	Rainbow

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Maple Plaza Downers Grove, IL	31,196	01/98	1988	100%	None

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	100%	Giant Eagle, Inc

Mundelein Plaza Mundelein, IL	16,803	03/96	1990	100%	None

Nantucket Square Schaumburg, IL	56,981	09/95	1980	79%	None

Naper West Ph II Naperville, IL	50,000	10/02	1985	73%	JoAnn Fabrics

Northgate Center Sheboygan, WI	73,647	04/05	2003	98%	Piggly Wiggly

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	93%	Food 4 Less
					Murray’s Discount Auto
Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	76%	None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	100%	None

Orland Greens Orland Park, IL	45,031	09/98	1984	97%	Shoe Carnival
					Dollar Tree
Orland Park Retail Orland Park, IL	8,500	02/98	1997	100%	None

Park Avenue Centre Highland Park, IL	64,943	06/97	1996/2005	67%	Staples
					Sam’s Wine & Spirits
Park Place Plaza St. Louis Park, MN	84,999	09/99	1997/2006	100%	Office Max
					Petsmart
Park Square Brooklyn Park, MN	137,109	08/02	1986 / 1988	95%	Fashion Bug
					Rainbow
Park St. Claire Schaumburg, IL	11,859	12/96	1994	100%	None

Plymouth Collection Plymouth, MN	45,915	01/99	1999	89%	Golf Galaxy

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	19%	None

Riverplace Center Noblesville, IN	74,414	11/98	1992	100%	Kroger
					Fashion Bug

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

River Square S/C Naperville, IL	58,260	06/97	1988	88%	None

Rochester Marketplace Rochester, MN	70,213	09/03	2001 / 2003	100%	Staples
					PetsMart
Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	Binny's

Rose Plaza East Naperville, IL	11,658	01/00	1999	88%	None

Rose Plaza West Naperville, IL	14,335	09/99	1997	100%	None

Salem Square Countryside, IL	112,310	08/96	1973 / 1985	100%	TJ Maxx
					Marshall’s
Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	87%	Sears Hardware

Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	100%	Linens and Things
					Pier 1 Imports
					DSW Shoe Warehouse
Shakopee Valley Shakopee, MN	146,430	12/02	2000 / 2001	100%	Kohl's
					Office Max
Shakopee Valley Outlot Shakopee, MN	12,285	03/06	2007	100%	None

Shannon Square Shoppes Arden Hills, MN	29,196	06/04	2003	92%	None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	83%	None

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	23%	None

Six Corners Chicago, IL	80,650	10/96	1966/2005	97%	Bally Total Fitness
					Office Depot
St. James Crossing Westmont, IL	49,994	03/98	1990	97%	None

Stuart's Crossing St. Charles, IL	85,529	07/99	1999	93%	Jewel Food Stores

Terramere Plaza Arlington Heights, IL	40,965	12/97	1980	87%	None

Townes Crossing Oswego, IL	105,989	08/02	1988	98%	Jewel Food Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	100%	Marshall’s
					Factory Card Outlet
University Crossing Mishawaka, IN	136,430	10/03	2003	74%	Marshall’s
					Babies R Us
					Petco
					Dollar Tree Stores
					Pier One Imports
V. Richard's Plaza Brookfield, WI	107,952	02/99	1985	94%	V. Richards Market
					Guitar Center
					Pedro’s Mexican Restaurant
Wauconda Crossing Wauconda, IL	90,290	09/06	1997	100%	Dominicks (b)
					Walgreens
Wauconda Shopping Ctr Wauconda, IL	31,037	05/98	1988	100%	None

West River Crossing Joliet, IL	32,452	08/99	1999	96%	None

Western & Howard Chicago, IL	11,974	04/98	1985	100%	None

Wilson Plaza Batavia, IL	11,160	12/97	1986	88%	None

Winnetka Commons New Hope, MN	42,415	07/98	1990	96%	Frattalone’s Hardware

Wisner/Milwaukee Plaza Chicago, IL	14,677	02/98	1994	55%	None

Woodland Heights Streamwood, IL	120,436	06/98	1956/1997	92%	Jewel Food Stores
					U.S. Postal Service
Community Centers

Bergen Plaza Oakdale, MN	272,233	04/98	1978	87%	K-Mart
					Rainbow

Chestnut Court Darien, IL	170,027	03/98	1987	100%	Office Depot
					Powerhouse Gym
					Just Ducky
					Factory Card Outlot
					Loyola Medical Center
					Stein Mart
Crystal Point Crystal Lake, IL	339,898	07/04	1976/1998	100%	Best Buy
					K-Mart
					Bed, Bath & Beyond
					The Sports Authority

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers
					Cost Plus
					Borders Books
					Office Depot

Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	78%	Wickes Furniture
					Jewel Food Stores
					Office Depot
					Petsmart
					Jo-Ann Fabrics
					Books-A-Million
					Women’s Workout World (b)
Joliet Commons Joliet, IL	158,922	10/98	1995	92%	Cinemark
					Petsmart
					Barnes & Noble
					Old Navy
					MC Sports
					Old Country Buffet
Lake Park Plaza Michigan City, IN	229,639	02/98	1990	95%	Wal-Mart
					Valuland (b)
					Jo Ann Fabrics
					Factory Card Outlet
Lansing Square Lansing, IL	233,508	12/96	1991	69%	Sam's Club
					Office Max
Maple Park Place Bolingbrook, IL	218,762	01/97	1992/2004	100%	Powerhouse Gym
					Office Depot
					Jo Ann Fabrics
					Sportmart
					Best Buy
Naper West Naperville, IL	164,812	12/97	1985	72%	TJ Maxx
					Barrett’s Home Theater Store
Park Center Plaza Tinley Park, IL	194,599	12/98	1988	96%	Central Grocers
					Bally's Total Fitness
					The Furniture Box
					Bud’s Sport Place
					Chuck E. Cheese
					Old Country Buffet
Pine Tree Plaza Janesville, WI	187,413	10/99	1998	100%	Gander Mountain
					TJ Maxx
					Staples
					Michaels Stores
					Old Navy LLC
					Petco
					Famous Footwear

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers

Quarry Retail Minneapolis, MN	281,648	09/99	1997	99%	Home Depot
					Rainbow
					Petsmart
					Office Max
					Old Navy
					Party City
Riverdale Commons Coon Rapids, MN	168,277	09/99	1998	100%	Rainbow
					Wickes Furniture
					Office Max
					Petco
					Party City
Rivertree Court Vernon Hills, IL	298,862	07/97	1988	94%	Best Buy
					Kerasotes Theaters
					Office Depot
					TJ Maxx
					Petsmart
					Michaels Stores
					Harlem Furniture
					Ulta Salon
					Old Country Buffet
Shoppes at Grayhawk Omaha, NE	227,350	02/06	2001/2004	97%	Lowe’s
					Michael’s
Shops at Orchard Place Skokie, IL	165,141	12/02	2000	94%	Best Buy
					DSW Shoe Warehouse
					Ulta Salon
					Pier 1 Imports
					Petco
					Walter E. Smithe
					Factory Card Outlet
Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	K-Mart
					Kroger
Village Ten Coon Rapids, MN	211,472	08/03	2002	98%	Lifetime Fitness
					Cub Foods
					Dollar Tree Stores
Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	99%	Kohl's
					Wicke’s
					Barnes & Noble
					Joseph A. Banks Clothiers
Woodland Commons Buffalo Grove, IL	170,398	02/99	1991	98%	Dominick's Finer Foods
					Jewish Community Center
Total/Weighted Average	11,580,366

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

As of June 30, 2007, we owned 14 investment properties through our joint ventures, comprised of 6 Neighborhood Retail Centers and 8 Community Centers.  These investment properties are located in the states of Illinois (12), Minnesota (1) and Wisconsin (1).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Cobblers Crossing Elgin, IL	102,643	05/97	1993	97%	Jewel Food Stores

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	100%	MGM Liquor Warehouse
					Cub Foods

Mapleview Grayslake, IL	114,914	03/05	2000	97%	Jewel Food Stores

Marketplace at 6 Corners Chicago, IL	117,000	11/98	1997	100%	Jewel Food Store
					Marshall’s Dept. Store

Ravinia Plaza Orland Park, IL	101,384	11/06	1990	86%	Borders
					Pier 1 Imports

Regal Showplace Crystal Lake, IL	88,400	03/05	1998	100%	Regal Cinemas

Shoppes of Mill Creek Palos Park, IL	102,422	03/98	1989	96%	Jewel Food Stores

Community Centers

Algonquin Commons
Algonquin, IL	562,218	03/06	2004/2005	88%	Circuit City
					PetsMart
					Office Max
					Wickes
					Barrett’s Home Theater
					Border's
					Pottery Barn
					Old Navy
					DSW Warehouse
					Dick's Sporting Goods
					Trader Joe's

Chatham Ridge Chicago, IL	175,754	02/00	1999	100%	Cub Foods (b)
					Marshall’s Dept. Store
					Bally Total Fitness

Greentree Center & Outlot Caledonia, WI	169,268	02/05	1990/1993	98%	Pic n Save
					K-Mart

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers

Orland Park Place Orland Park, IL	599,664	04/05	1980/1999	99%	K & G Superstore
					Old Navy
					Cost Plus World Market
					Stein Mart
					Tiger Direct
					Barnes & Noble
					Wickes Furniture
					DSW Shoe Warehouse
					Bed, Bath & Beyond
					Sports Authority
					Binny’s Beverage Depot
					Office Depot
					Dick’s Sporting Goods
					Marshall's
Randall Square Geneva, IL	216,485	05/99	1999	99%	Marshall’s Dept. Store
					Bed, Bath & Beyond
					Old Navy
					Factory Card Outlet
					Shoe Carnival
					Petsmart
					Michaels Stores
Thatcher Woods River Grove, IL	193,313	04/02	1969/1999	96%	Walgreens
					A.J. Wright
					Olson’s Ace Hardware
					Hanging Garden Banquet
					Binny’s Beverage Depot
					Dominick’s
Woodfield Commons E/W Schaumburg, IL	207,452	10/98	1973 1975 1997	90%	Toys R Us
					Luna Carpets
Total/Weighted Average	2,844,770				Comp USA (b)
					Cost Plus World Market
					Party City
					Discovery Clothing
					Harlem Furniture

Total	14,425,136			95%

(a)	Anchor tenants are defined as any tenant occupying 10,000 or more square feet. The trade name is used which may be different than the tenant name on the lease.

(b)

We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.  These tenants continue to pay an amount equal to the contractual obligations under their lease.

(c)	Beginning with the earlier date listed, pursuant to the terms of each lease, the tenant has a right to terminate prior to the lease expiration date.